Exhibit 99.1

Kona Grill Announces Preliminary Fourth Quarter 2014 Restaurant Sales

- Same-Store Sales Increase 3.1% -

SCOTTSDALE, AZ – January 12, 2015─ Kona Grill, Inc. (NASDAQ: KONA), an American grill and sushi bar, today announced preliminary restaurant sales for the fourth quarter of 2014, which ended December 31, 2014. Restaurant sales increased approximately 29.0% to $31.5 million, compared to $24.5 million for the same quarter last year. Same-store sales increased approximately 3.1% compared to an increase of 3.5% in the fourth quarter of 2013.

For fiscal year 2014, restaurant sales increased approximately 21.2% to $119.1 million, compared to $98.3 million for fiscal year 2013. The increase was driven by same-store sales of approximately 3.8% and incremental sales associated with the opening of seven new Kona Grill restaurants since October 2013, three of which were opened in the recently completed fourth quarter.

Berke Bakay, President and CEO of Kona Grill, commented, “We are excited to announce fourth quarter total restaurant sales and same-store sales both of which exceeded our expectations. We have now generated positive same-store sales in 17 of the last 18 quarters, which is a testament to the strength of our brand. For the fourth quarter of 2014, average weekly sales of our non-comp base restaurants exceeded the average weekly sales of our comp base restaurants which is further evidence that our new design and real estate efforts are generating strong interest from our customers. Given our strong fiscal year 2014 sales and our year-over-year acceleration of unit development to achieve our 20% target, we believe our uniquely positioned concept is poised to continue its restaurant sales growth momentum into 2015 and beyond.”

Kona Grill, Inc. will be presenting at the 17th Annual ICR XChange Investor Conference at the Grande Lakes Resort in Orlando, FL on Tuesday, January 13, 2015. Berke Bakay and Christi Hing, Chief Financial Officer, are hosting the presentation, which will begin at 8:30 am Eastern Time. Investors and interested parties may view the investor presentation by visiting the investor relations section within the Company’s website at www.konagrill.com.

About Kona Grill

Kona Grill (NASDAQ: KONA) features American favorites with an international influence and award-winning sushi in a casually elegant atmosphere. Kona Grill owns and operates 30 restaurants, guided by a passion for quality food and personal service. Restaurants are currently located in 19 states: Arizona (Chandler, Gilbert, Phoenix, Scottsdale); Colorado (Denver); Connecticut (Stamford); Florida (Sarasota, Tampa); Georgia (Alpharetta); Idaho (Boise); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Louisiana (Baton Rouge); Maryland (Baltimore); Michigan (Troy); Minnesota (Eden Prairie); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas); Ohio (Columbus); Texas (Austin, Dallas, El Paso, Fort Worth, Houston, San Antonio, The Woodlands); Virginia (Richmond). For more information, visit www.konagrill.com.

Forward-Looking Statements

The Company reminds investors these sales figures are preliminary estimates and could differ from final audited fourth quarter results.   Various remarks we make about future expectations, plans, and prospects for the company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. These statements relate to our future financial performance and growth goals for 2015 and beyond, including but not limited to those relating to our sales trends for the fourth quarter of 2014. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the company's filings with the Securities and Exchange Commission.

Kona Grill Investor Relations Contact:

Kona Grill, Inc.

Christi Hing, Chief Financial Officer

(480) 922-8100

investorrelations@konagrill.com